SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2005 (May 3, 2005)

National HealthCare Corporation
(Exact name of Registrant as specified in its charter)

Delaware	001-13489	52-2057472
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 2.02. Results of Operations and Financial Condition.

On May 3, 2005, National HealthCare Corporation issued a press release announcing its 2005 first quarter results. A copy of the press release is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National HealthCare Corporation

By: /s/ Robert G. Adams
Name: Robert G. Adams
Title: President

By: /s/ Donald K. Daniel
Name: Donald K. Daniel
Title: Principal Accounting Officer
Date: May 4, 2005

Exhibit Index

Number	Exhibit
99	Press release, dated May 3, 2005

EXHIBIT 99

For release: May 3, 2005

Contact: Gerald Coggin, Sr. V.P. Investor Relations

Phone: (615) 890-2020

NHC reports first quarter earnings up 24%

MURFREESBORO, Tenn. -- National HealthCare Corporation (AMEX: NHC), today announced first quarter net income of $4,914,000 or 40 cents per basic share, compared to $3,953,000 or 34 cents per basic share in the first quarter of 2004, an increase of 24%. Earnings this year include the impact of the writedown of notes receivable of $600,000, after taxes, or five cents per basic share.

Revenues increased to $130,715,000 compared to $119,944,000 for the same period a year earlier.

First quarter occupancy at owned and leased skilled nursing centers averaged 94.0% compared to 93.2% a year ago. First quarter results also include the effect of adding 190 skilled nursing center beds that were opened in May of 2004 and 46 assisted living units that were opened in August of 2004.

NHC provides services to 74 long-term health care centers with 9,177 beds. NHC also operates 31 homecare programs, six independent living centers and assisted living centers at 22 locations. NHC's other services include managed care specialty medical units, Alzheimer's units, hospice, and a rehabilitation services company. In order to understand in all material respects the financial condition, results of operations and cash flows of NHC, the investor must review our most recent Form 10-Q quarterly report, Form 10-K annual report and press releases which are available on our web site at www.NHCcare.com.

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHC's best judgment as of the date of this release.
Condensed Statements of Income
(in thousands except share and per share	Three Months Ended March 31
	2005	2004
Revenues:
Net patient revenues	$116,332	$106,698
Other revenues	14,383	13,246
Net revenues	$130,715	$119,944

Costs and Expenses:
Salaries, wages and benefits	$70,513	$65,989
Other operating	37,096	33,475
Write-off of notes receivable	1,000	---
Rent	9,956	10,489
Depreciation and amortization	3,714	3,064
Interest	430	253
Total costs and expenses	$122,709	$113,270

Income Before Income Taxes	8,006	6,674
Income Tax Provisions	(3,092)	(2,721)
Net Income	$4,914		$3,953

Earnings Per Share:
Basic	$.40		$.34
Diluted	$.39		$.33

Weighted average common shares
Basic	12,229,92		11,663,802
Diluted	12,753,63		12,121,950

Dividends per common share	$.125	$	---

Balance Sheet Data	March 31		December
(in thousands)	2005		2004
Cash, restricted cash and marketable	$169,405		$168,721
Current assets	231,368		227,734
Total assets	379,163		373,117
Current liabilities	131,332		128,605
Long-term obligations	30,133		30,726
Deferred lease credits	5,253		5,452
Deferred revenue	28,242		25,112
Stockholder's capital	183,296		182,348